Exhibit 11.1

                           CITYSCAPE FINANCIAL CORP.
                       COMPUTATION OF EARNINGS PER SHARE






                                                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                     SEPTEMBER 30,                          SEPTEMBER 30,
                                             -------------------------------         ------------------------------
                                                1997(1)             1996                1997(1)             1996
                                             -------------       -----------         -------------       ----------
  PRIMARY

Net (loss) earnings applicable to common     $(70,678,017)       $14,414,837         $(50,938,623)       $34,813,977
     stock
                                             ============        ===========         ============        ===========

Weighted average common shares                 32,347,137         29,632,093           31,006,202         29,325,440

Adjustment to common shares:
  Assume exercise of stock options                 N/A             1,281,976                N/A            1,105,159
                                             ------------        -----------         ------------        -----------
WEIGHTED AVERAGE PRIMARY SHARES                32,347,137         30,914,069           31,006,202         30,430,599
                                             ============        ===========         ============        ===========

(LOSS) EARNINGS PER COMMON SHARE                   $(2.18)             $0.47               $(1.64)             $1.14
                                             ============        ===========         ============        ===========




                                                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                     SEPTEMBER 30,                          SEPTEMBER 30,
                                             -------------------------------         ------------------------------
                                                1997(1)             1996                1997(1)             1996
                                             -------------       -----------         -------------       ----------
  FULLY DILUTED

Net (loss) earnings applicable to common     $(70,678,017)       $14,414,837         $(50,938,623)       $34,813,977
      stock

Adjustment to net (loss)earnings:
  Add: After-tax interest expense from
         Convertible Debentures                    N/A             1,333,408                N/A            2,137,965
       Preferred Stock dividends                   N/A                    --                N/A                   --
                                             ------------        -----------         ------------        -----------
Adjusted net (loss) earnings applicable
  to common stock                            $(70,678,017)       $15,748,245         $(50,938,623)       $36,951,942
                                             ============        ===========         ============        ===========

Weighted average common shares                 32,347,137         29,632,093           31,006,202         29,325,440

Adjustment to common shares:
  Assume conversion of Convertible
    Debentures                                     N/A             5,476,190                N/A            2,937,956
  Assume conversion of Convertible
    Preferred Stock                                N/A                    --                N/A                   --
  Assume exercise of stock options                 N/A             1,281,976                N/A            1,160,502
                                             ------------        -----------         ------------        -----------

WEIGHTED AVERAGE FULLY DILUTED SHARES          32,347,137         36,390,259           31,006,202         33,423,898
                                             ============        ===========         ============        ===========

EARNINGS PER COMMON SHARE                          $(2.18)             $0.43               $(1.64)             $1.11
                                             ============        ===========         ============        ===========

(1) Common stock equivalents are excluded from these computations because their effect would be anti-dilutive since an increase in the number of shares outstanding would reduce the amount of loss per share. Thus, only the weighted average number of shares outstanding for the respective period are used in the calculation.